Kenne Ruan, CPA, P.C.                            Phone: (203) 824-0441 Fax: (203) 413-4686

40 Hemlock Hollow Road, Woodbridge, CT 06525                               kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form SB-2 of Nevaeh Enterprises Ltd. of our report dated July 16, 2007, relating to the financial statements of the period from June 15, 2006 (inception) to April 30, 2007.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

October 29, 2007